Exhibit 99.10(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 35  to Registration Statement No. 333-14131 on Form N-4 of our report dated February 24, 2017, relating to the financial statements and financial highlights of Separate Account B of  Pacific Life Insurance Company, comprised of Diversified Bond, High Yield Bond, Inflation Managed, Managed Bond, Short Duration Bond, Comstock, Developing Growth (formerly named Small-Cap Growth), Dividend Growth, Equity Index, Focused Growth, Growth, Large-Cap Growth, Large-Cap Value, Main Street® Core, Mid-Cap Equity, Mid-Cap Growth, Small-Cap Index, Small-Cap Value, Emerging Markets, International Large-Cap, International Value, Health Sciences, Real Estate, Technology, American Funds IS Asset Allocation FundSM Class 4, American Funds IS Growth FundSM Class 4, American Funds IS Growth-Income FundSM Class 4, and Fidelity® VIP Government Money Market Service Class Variable Accounts (collectively, the “Variable Accounts”), appearing in the Annual Report on Form N-30D of Separate Account B of  Pacific Life Insurance Company for the year ended December 31, 2016, and to the reference to us under the heading “Independent Registered Public Accounting Firm and Independent Auditors” in the Statement of Additional Information, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California

April 17, 2017

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 35 to Registration Statement No. 333-14131 on Form N-4 of our report dated March 2, 2017 related to the consolidated financial statements of Pacific Life Insurance Company and Subsidiaries as of December 31, 2016 and 2015, and for each of the three years in the period ended December 31, 2016, appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading “Independent Registered Public Accounting Firm and Independent Auditors” in the Statement of Additional Information, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California

April 17, 2017